Exhibit 99.1
Fabrinet Announces Fourth Quarter and Fiscal Year 2023 Financial Results
•Fourth Quarter Revenue and Earnings Per Share Exceed Guidance
BANGKOK, Thailand – August 21, 2023 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 30, 2023.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We exceeded our guidance for revenue and earnings per share in the fourth quarter. During the quarter we saw very strong growth in datacom revenue, driven by new AI products, which more than offset anticipated headwinds from inventory adjustments at some customers. Our strong fourth quarter results helped produce record performances for revenue, profitability and cash flow in fiscal 2023. As we look to the first quarter of fiscal 2024, we are optimistic that new datacom programs can continue to offset inventory absorption in the industry, and that we can extend our track record of strong execution.”
Fourth Quarter Fiscal Year 2023 Financial Highlights
GAAP Results
•Revenue for the fourth quarter of fiscal year 2023 was $655.9 million, compared to $587.9 million for the fourth quarter of fiscal year 2022.
•GAAP net income for the fourth quarter of fiscal year 2023 was $60.8 million, compared to $56.2 million for the fourth quarter of fiscal year 2022.
•GAAP net income per diluted share for the fourth quarter of fiscal year 2023 was $1.65, compared to $1.51 for the fourth quarter of fiscal year 2022.
Non-GAAP Results
•Non-GAAP net income for the fourth quarter of fiscal year 2023 was $68.4 million, compared to $62.6 million for the fourth quarter of fiscal year 2022.
•Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2023 was $1.86, compared to $1.68 for the fourth quarter of fiscal year 2022.
Fiscal Year 2023 Financial Highlights
GAAP Results
•Revenue for fiscal year 2023 was $2.65 billion, compared to $2.26 billion for fiscal year 2022.
•GAAP net income for fiscal year 2023 was $247.9 million, compared to $200.4 million for fiscal year 2022.
•GAAP net income per diluted share for fiscal year 2023 was $6.73, compared to $5.36 for fiscal year 2022.
Non-GAAP Results
•Non-GAAP net income for fiscal year 2023 was $282.7 million, compared to $229.2 million for fiscal year 2022.
•Non-GAAP net income per diluted share for fiscal year 2023 was $7.67, compared to $6.13 for fiscal year 2022.

Share Repurchase Program Expanded
Fabrinet also announced that its Board of Directors has approved the repurchase of up to an additional $47.6 million of Fabrinet’s ordinary shares, bringing the aggregate authorization under Fabrinet’s existing share repurchase program to $294.8 million, with $100.0 million currently remaining.

Business Outlook
Based on information available as of August 21, 2023, Fabrinet is issuing guidance for its first fiscal quarter ending September 29, 2023, as follows:
•Fabrinet expects first quarter revenue to be in the range of $650 million to $670 million.
•GAAP net income per diluted share is expected to be in the range of $1.60 to $1.67, based on approximately 36.5 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $1.83 to $1.90, based on approximately 36.5 million fully diluted shares outstanding.
Guidance for non-GAAP net income per diluted share excludes share-based compensation expenses and certain non-recurring items. A reconciliation of non-GAAP net income per diluted share to the corresponding GAAP measure is available at the end of this press release.
Conference Call Information

What:	Fabrinet Fourth Quarter Fiscal Year 2023 Financial Results Call
When:	August 21, 2023
Time:	5:00 p.m. ET
Live Call and Replay:	https://investor.fabrinet.com/events-and-presentations/events
A recorded version of this webcast will be available approximately two hours after the call and accessible at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.
About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and Israel. For more information visit: www.fabrinet.com.
Forward-Looking Statements
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism that new datacom programs can continue to offset inventory absorption and that we can extend our track record of strong execution; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2024. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the growing global economic downturn; continued disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel and the U.S); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials
We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; amortization of intangibles; severance payment and others; restructuring and other related costs; and amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 30, 2023	June 24, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$231,368	$197,996
Short-term restricted cash	—	220
Short-term investments	319,100	280,157
Trade accounts receivable, net of allowance for doubtful accounts of $965 and $1,271, respectively	531,767	452,670
Inventories	519,576	557,145
Prepaid expenses	7,849	11,626
Other current assets	42,880	25,357
Total current assets	1,652,540	1,525,171
Non-current assets
Long-term restricted cash	—	149
Property, plant and equipment, net	310,350	292,277
Intangibles, net	2,394	3,508
Operating right-of-use assets	1,634	4,084
Deferred tax assets	12,095	9,800
Other non-current assets	635	652
Total non-current assets	327,108	310,470
Total Assets	$1,979,648	$1,835,641
Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,156	$12,156
Trade accounts payable	381,129	439,684
Fixed assets payable	13,526	9,085
Operating lease liabilities, current portion	1,201	2,319
Income tax payable	6,024	2,898
Accrued payroll, bonus and related expenses	23,748	20,374
Accrued expenses	20,447	24,758
Other payables	23,654	27,213
Total current liabilities	481,885	538,487
Non-current liabilities
Long-term borrowings, non-current portion, net	—	15,202
Deferred tax liability	4,799	6,001
Operating lease liabilities, non-current portion	66	1,476
Severance liabilities	22,159	18,384
Other non-current liabilities	2,081	2,409
Total non-current liabilities	29,105	43,472
Total Liabilities	510,990	581,959
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 30, 2023 and June 24, 2022)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 39,284,176 shares and 39,048,700 shares issued as of June 30, 2023 and June 24, 2022, respectively; and 36,183,682 shares and 36,436,683 shares outstanding as of June 30, 2023 and June 24, 2022, respectively)	393	390
Additional paid-in capital	206,624	196,667
Less: Treasury shares (3,100,494 shares and 2,612,017 shares as of June 30, 2023 and June 24, 2022, respectively)	(194,833)	(147,258)
Accumulated other comprehensive income (loss)	(8,115)	(12,793)
Retained earnings	1,464,589	1,216,676
Total Shareholders’ Equity	1,468,658	1,253,682
Total Liabilities and Shareholders’ Equity	$1,979,648	$1,835,641

FABRINET
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Year Ended
(in thousands of U.S. dollars, except per share data)	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
	(unaudited)	(unaudited)	(unaudited)
Revenues	$655,871	$587,874	$2,645,237	$2,262,224
Cost of revenues	(573,576)	(512,941)	(2,308,964)	(1,983,630)
Gross profit	82,295	74,933	336,273	278,594
Selling, general and administrative expenses	(19,869)	(18,529)	(77,673)	(73,941)
Restructuring and other related costs	(1,024)	—	(6,896)	(135)
Operating income	61,402	56,404	251,704	204,518
Interest income	4,024	735	11,234	2,205
Interest expense	(293)	(85)	(1,472)	(432)
Foreign exchange gain (loss), net	1,911	1,304	(1,211)	2,302
Other income (expense), net	19	(276)	(159)	(1,627)
Income before income taxes	67,063	58,082	260,096	206,966
Income tax expense	(6,277)	(1,893)	(12,183)	(6,586)
Net income	60,786	56,189	247,913	200,380
Other comprehensive income (loss), net of tax
Change in net unrealized gain (loss) on available-for-sale securities	971	(2,711)	2,739	(6,326)
Change in net unrealized gain (loss) on derivative instruments	(2,894)	(3,321)	1,541	(578)
Change in net retirement benefits plan – prior service cost	135	174	473	622
Change in foreign currency translation adjustment	(46)	(47)	(75)	(245)
Total other comprehensive income (loss), net of tax	(1,834)	(5,905)	4,678	(6,527)
Net comprehensive income	$58,952	$50,284	$252,591	$193,853
Earnings per share
Basic	$1.67	$1.53	$6.79	$5.43
Diluted	$1.65	$1.51	$6.73	$5.36
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,337	36,668	36,515	36,876
Diluted	36,737	37,222	36,855	37,394

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands of U.S. dollars)	June 30, 2023	June 24, 2022
	(unaudited)
Cash flows from operating activities
Net income	$247,913	$200,380
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	43,832	38,738
Non-cash restructuring charges and other related costs	2,201	—
(Gain) loss on disposal and impairment of property, plant and equipment	(1,506)	(101)
(Gain) loss from sales and maturities of available-for-sale securities	92	13
Amortization of discount (premium) of short-term investments	280	3,691
Amortization of deferred debt issuance costs	31	32
(Reversal of) allowance for doubtful accounts	(307)	1,171
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	175	(2,832)
Amortization of fair value at hedge inception of interest rate swaps	(587)	(937)
Share-based compensation	28,127	28,048
Deferred income tax	(3,484)	(191)
Other non-cash expenses	601	1,390
Changes in operating assets and liabilities
Trade accounts receivable	(76,917)	(105,550)
Inventories	37,449	(135,011)
Other current assets and non-current assets	(13,568)	(6,430)
Trade accounts payable	(58,596)	93,499
Income tax payable	2,977	(761)
Severance liabilities	3,753	1,033
Other current liabilities and non-current liabilities	844	8,064
Net cash provided by operating activities	213,310	124,246
Cash flows from investing activities
Purchase of short-term investments	(217,005)	(198,318)
Proceeds from sales of short-term investments	30,179	19,463
Proceeds from maturities of short-term investments	150,252	133,632
Purchase of property, plant and equipment	(61,360)	(89,588)
Purchase of intangibles	(911)	(995)
Proceeds from disposal of property, plant and equipment	128	263
Net cash used in investing activities	(98,717)	(135,543)
Cash flows from financing activities
Repayment of long-term borrowings	(15,233)	(12,188)
Repayment of finance lease liability	(9)	(7)
Repurchase of ordinary shares	(47,575)	(59,915)
Withholding tax related to net share settlement of restricted share units	(18,167)	(20,824)
Net cash used in financing activities	(80,984)	(92,934)
Net increase (decrease) in cash, cash equivalents and restricted cash	$33,609	$(104,231)
Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at the beginning of period	$198,365	$303,123
Increase (decrease) in cash, cash equivalents and restricted cash	33,609	(104,231)
Effect of exchange rate on cash, cash equivalents and restricted cash	(606)	(527)
Cash, cash equivalents and restricted cash at the end of period	$231,368	$198,365
Non-cash investing and financing activities
Construction, software and equipment related payables	$13,526	$9,085

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Supplemental disclosures	Year Ended
(in thousands of U.S. dollars)	June 30, 2023	June 24, 2022
	(unaudited)
Cash paid for
Interest	$2,377	$2,244
Taxes	$14,158	$9,296
Cash received for interest	$11,048	$1,603
Non-cash investing and financing activities
Construction, software and equipment related payables	$13,526	$9,085

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows:

	As of
(in thousands of U.S. dollars)	June 30, 2023	June 24, 2022
	(unaudited)
Cash and cash equivalents	$231,368	$197,996
Restricted cash	—	369
Cash, cash equivalents and restricted cash	$231,368	$198,365

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

	Three Months Ended				Year Ended
	June 30, 2023		June 24, 2022		June 30, 2023		June 24, 2022
(in thousands of U.S. dollars, except share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$60,786	$1.65	$56,189	$1.51	$247,913	$6.73	$200,380	$5.36
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,636	0.05	1,388	0.04	6,664	0.18	5,967	0.16
Depreciation of fair value uplift	—	—	—	—	—	—	92	0.00
Total related to gross profit	1,636	0.05	1,388	0.04	6,664	0.18	6,059	0.16
Related to selling, general and administrative expenses:
Share-based compensation expenses	4,936	0.13	4,959	0.13	20,939	0.57	22,081	0.59
Amortization of intangibles	—	—	94	0.00	224	0.01	422	0.01
Severance payment and others	—	—	—	—	—	—	105	0.00
Total related to selling, general and administrative expenses	4,936	0.13	5,053	0.13	21,163	0.58	22,608	0.60
Related to other income and expense:
Restructuring and other related costs	1,024	0.03	—	—	6,896	0.18	135	0.01
Amortization of deferred debt issuance costs	8	0.00	8	0.00	32	0.00	32	0.00
Total related to other income and expense	1,032	0.03	8	0.00	6,928	0.18	167	0.01
Total related to net income & EPS	7,604	0.21	6,449	0.17	34,755	0.94	28,834	0.77
Non-GAAP measures	$68,390	$1.86	$62,638	$1.68	$282,668	$7.67	$229,214	$6.13
Shares used in computing diluted net income per share
GAAP diluted shares		36,737		37,222		36,855		37,394
Non-GAAP diluted shares		36,737		37,222		36,855		37,394

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(in thousands of U.S. dollars)	Three Months Ended		Year Ended
	June 30, 2023	June 24, 2022	June 30, 2023	June 24, 2022
Net cash provided by operating activities	$71,088	$16,349	$213,310	$124,246
Less: Purchase of property, plant and equipment	(17,938)	(14,261)	(61,360)	(89,588)
Non-GAAP free cash flow	$53,150	$2,088	$151,950	$34,658

FABRINET
GUIDANCE FOR QUARTER ENDING SEPTEMBER 29, 2023
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$1.60 to $1.67
Related to cost of revenues:
Share-based compensation expenses	0.07
Total related to gross profit	0.07
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.16
Total related to selling, general and administrative expenses	0.16
Total related to net income & EPS	0.23
Non-GAAP net income per diluted share	$1.83 to $1.90